AGREEMENT

WHEREAS, Casinovations, Inc., hereafter the "Corporation", is in the process of registering a portion of its Common Shares for sale to the public;

WHEREAS, officers and directors of the Corporation are listed as Selling Securityholders in the registration statement; and

WHEREAS, the Corporation and its officers and directors wish to avoid any conflicts of interest regarding the public offering

IT IS HEREBY AGREED that the undersigned officers, directors and principal shareholder(s) of the Corporation will not sell any of their Common Shares of the Corporation, as disclosed in the "Selling Securityholders" section of the registration statement filed with the Securities and Exchange Commission shares, until the Company's offer is fully subscribed or terminated.

IT IS HEREBY AGREED that the terms of this agreement may not be waived, in whole or in part, by the Corporation or any of the other parties hereto.

Agreed to this 		 day of April, 1998.

Casinovations, Inc.

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By:

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